EXHIBIT 21

Subsidiaries of Registrant

Name of Subsidiary	State of Organization	Names Under Which Does Business
Out of the Blue Productions, LLC	California	Out of the Blue Productions, LLC

The Hunt, The Motion Picture, LLC	Oklahoma	The Hunt, The Motion Picture, LLC

Surveillance, The Motion Picture, LLC	Oklahoma	Surveillance, The Motion Picture, LLC

Souls Midnight LLC	Oklahoma	Souls Midnight LLC

Fingerprint Productions LLC	Oklahoma	Fingerprint Productions LLC

SDC Holdings, LLC	Oklahoma	SDC Holdings, LLC

Advanced Medical Enterprises, LP	Oklahoma	Advanced Medical Enterprises, LP

Sleep Disorder Centers, LLC	Oklahoma	Sleep Disorder Centers, LLC

Sleep Center of Tulsa, LLC	Oklahoma	Sleep Center of Tulsa, LLC

Sleep Center of NW Oklahoma City, LLC	Oklahoma	Sleep Center of NW Oklahoma City, LLC

Sleep Center of Edmond, LLC	Oklahoma	Sleep Center of Edmond, LLC

Texas Center for Sleep Disorders, LP	Texas	Texas Center for Sleep Disorders, LP

Sleep Center of Lubbock, LP	Texas	Sleep Center of Lubbock, LP

Sleep Center of Keller, LP	Texas	Sleep Center of Keller, LP

Sleep Center of McKinney, LP	Texas	Sleep Center of McKinney, LP

Sleep Center of Plano, LP	Texas	Sleep Center of Plano, LP

Sleep Center of Granbury, LP	Texas	Sleep Center of Granbury, LP

Texas Center for Sleep Disorders at Willow Bend, LP	Texas	Texas Center for Sleep Disorders at Willow Bend, LP

ApothecaryRx LLC	Oklahoma	ApothecaryRx LLC